    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 1997
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                           AVERY DENNISON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                     95-1492269
(STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)

                        150 NORTH ORANGE GROVE BOULEVARD
                           PASADENA, CALIFORNIA 91103
                                 (818) 304-2000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                        ROBERT G. VAN SCHOONENBERG, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           AVERY DENNISON CORPORATION
                        150 NORTH ORANGE GROVE BOULEVARD
                           PASADENA, CALIFORNIA 91103
                                 (818) 304-2000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
            INCLUDING AREA CODE, OF REGISTRANT'S AGENT FOR SERVICE)

                              -------------------

                                    COPY TO
                             THOMAS W. DOBSON, ESQ.
                                LATHAM & WATKINS
                             633 WEST FIFTH STREET
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 485-1234

                              -------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                                            -------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                           -------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF             AMOUNT TO BE       OFFERING PRICE          AGGREGATE            AMOUNT OF
      SECURITIES TO BE REGISTERED            REGISTERED          PER UNIT(1)        OFFERING PRICE     REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value (2) (3)...        767,200                $35.81           $27,473,432              $8,326
Preferred Share Purchase Rights.........       767,200(4)               (4)                 (4)                  $100(4)
=======================================================================================================================

(1) Calculated pursuant to Rule 457(g) under the Securities Act of 1933, as amended (the "Securities Act"). Based on the market value of the Common Stock (which is the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on December 27, 1996)
(2) Shares issuable upon exercise of warrants to purchase Common Stock expiring February 21, 1997.
(3) Pursuant to Rule 416 under the Securities Act, there are also being registered hereunder such indeterminate number of shares of Common Stock as may be issuable from time to time pursuant to anti-dilution provisions.
(4) Rights are attached to and trade with the Avery Common Stock. The value attributable to such Rights, if any, is reflected in the market price of the Avery Common Stock. Fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED JANUARY 3, 1997

                              -------------------

                           AVERY DENNISON CORPORATION
                         767,200 SHARES OF COMMON STOCK
                         ISSUABLE PURSUANT TO WARRANTS

                              -------------------

     This Prospectus relates to 767,200 shares of common stock, par value $1.00 per share (the "Common Stock"), of Avery Dennison Corporation (the "Company"), issuable upon exercise of certain common stock purchase warrants expiring at 5 p.m. Geneva time on February 21, 1997 (the "Warrants"). The Warrants were originally issued by Dennison Manufacturing Company ("Dennison") pursuant to a Warrant Agreement, dated February 27, 1985, as amended by the Supplemental Warrant Agreement, dated November 28, 1990 (together, the "Warrant Agreement"). In October 1990, the Company merged one of its subsidiaries into Dennison (the "Merger"), as a result of which Dennison became a wholly-owned subsidiary of the Company, and the Warrants became exercisable for Company Common Stock. Pursuant to the Warrant Agreement, each Warrant is exercisable prior to its expiration for 11.2 shares of Common Stock (including 11.2 preferred share purchase rights) at an exercise price of 40.175 Swiss francs. Holders of the Warrants may exercise their Warrants upon presentation to the Company's Warrant Agent First Chicago N.B.D. (the "Warrant Agent") of the Warrant Certificate, a duly executed election to exercise (Annex 1 to the Warrant Certificate), and payment (in cash or by bank check) of the aggregate exercise price, plus the amount of any applicable taxes as provided in the Warrant Agreement, in lawful money of the Confederation of Switzerland. The Warrants may also be presented for exercise to any paying agent for Dennison's 5 1/8% Swiss Franc Bonds due through 1997 for forwarding to the Warrant Agent. The Common Stock is being offered for sale pursuant to this Prospectus, from time to time by the Company upon exercise of the Warrants. See "Use of Proceeds."

     The exercise price and the number of shares issuable upon exercise of each Warrant after the Merger have been further adjusted to give effect to the payment of a stock dividend by the Company on December 19, 1996 of one (1) share of Common Stock for each outstanding share of Common Stock to stockholders of record on December 6, 1996. All exercise prices and share numbers set forth in this Prospectus reflect these adjustments.

     The last reported sale price of the Common Stock on the New York Stock Exchange Composite Tape on December 31, 1996 was $35.375 per share.

                              -------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

                         Exercise Price     Proceeds to
                          Per Share(1)     Avery Dennison
                         --------------    --------------
Per Share.............     CHF40.175         CHF40.175
Total.................   CHF31,625,760     CHF31,625,760

-------
(1) The purchase price is payable in Swiss francs. The noon buying rate for Swiss francs on December 31, 1996 was CHF 1.339 per $1.00.

     All expenses of the offering will be borne by the Company. It is estimated that such expenses to be borne by the Company, including accounting and legal fees, will approximate $52,000.

                          TRANSFER AND WARRANT AGENT:
                              FIRST CHICAGO N.B.D.
                                  90 LONG ACRE
                                LONDON, WC2E9RB
                                    ENGLAND
                 The date of this Prospectus is          , 1997
                                                ---------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Branch of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates, or may be examined without charge at the offices of the Commission or accessed through the Commission's Internet address at http://www.sec.gov. Such material can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104, on which exchanges the Company's common stock is listed.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement for further information with respect to the Company and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to such copy filed as a part of the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement may be inspected without charge at the office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates, or may be examined without charge at the offices of the Commission or accessed through the Commission's Internet address at http://www.sec.gov.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's (i) Annual Report on Form 10-K for the fiscal year ended December 30, 1995; (ii) Quarterly Report on Form 10-Q for the quarter ended March 30, 1996; (iii) Quarterly Report on Form 10-Q for the quarter ended June 29, 1996; (iv) Quarterly Report on Form 10-Q for the quarter ended September 28, 1996; and (v) Current Report on Form 8-K dated October 25, 1996 are incorporated in and made a part of this Prospectus.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document deemed to be incorporated herein or contained in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests for such copies should be directed to the Secretary, Avery Dennison Corporation, 150 North Orange Grove Boulevard, Pasadena, California 91103; telephone (818) 304-2000.

                                  THE COMPANY

     The principal business of the Company is the production of self-adhesive materials. Some of these materials are "converted" into labels and other products through embossing, printing, stamping and die-cutting, and some are sold in unconverted form as base materials, tapes and reflective sheeting. The Company also manufactures and sells a variety of office products and other items not involving pressure-sensitive components, such as notebooks, three-ring binders, organizing systems, felt-tip markers, glues, fasteners, business forms, tickets, tags and a diversified line of labeling systems and imprinting equipment.

     The Company manufactures and sells these products from 200 manufacturing facilities and sales offices located in 36 countries, and employs approximately 15,500 persons worldwide. Its principal corporate offices are located at 150 North Orange Grove Boulevard, Pasadena, California 91103 (telephone: (818) 304-
2000).

     The Company was founded in 1935 by R. Stanton Avery, the Founder and Chairman Emeritus, incorporated in California in 1946 and reincorporated in Delaware in 1977. On October 16, 1990, a wholly owned subsidiary of the Company merged into Dennison, Dennison became a wholly owned subsidiary of the Company, and the Company changed its name from Avery International Corporation to Avery Dennison Corporation. References herein to the "Company" are to Avery Dennison Corporation and its subsidiaries, unless the context otherwise requires.


                                USE OF PROCEEDS

     The Company intends to use the net proceeds from the sale of the Common Stock for general corporate purposes.


                              PLAN OF DISTRIBUTION

     The Company is offering 767,200 shares of Common Stock to the holders of the Warrants. The holder of each Warrant is entitled to purchase 11.2 shares of Common Stock (including 11.2 preferred share purchase rights) at an exercise price of 40.175 Swiss francs. Prior to their expiration at 5 p.m. Geneva time on February 21, 1997, Warrants may be exercised upon presentation to the Company's Warrant Agent at the address specified below of the Warrant Certificate, a duly executed election to exercise (Annex 1 to the Warrant Certificate), and payment (in cash or by bank check) of the aggregate exercise price, plus the amount of any applicable taxes as provided in the Warrant Agreement, in lawful money of the Confederation of Switzerland. The Warrants may also be presented for exercise to any paying agent for Dennison's 5 1/8% Swiss Franc Bonds due through 1997 for forwarding to the Warrant Agent.

     The Warrant Agent's address for exercise of the Warrants is:

                              FIRST CHICAGO N.B.D.
                                  90 LONG ACRE
                                LONDON, WC2E9RB
                                    ENGLAND

     Upon receipt by the Warrant Agent during the exercise period of a Warrant and a duly executed election to exercise, in proper form for exercise, together with proper payment of the applicable exercise price and taxes, at such office, the holder shall be deemed to be the holder of record of the number of shares specified in such form. Fractional shares will not be issued upon exercise of the Warrants. In lieu thereof, a cash adjustment will be made. If a Warrant should be exercised in part only, then the Company shall, upon surrender of such Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the shares of Common Stock purchasable thereunder.

     The exercise price and the number of shares of Common Stock purchasable upon exercise of each Warrant are subject to adjustment from time to time in the event of stock splits, stock dividends, stock combinations or certain property or rights distributions to holders of Common Stock. In case of (i) any reclassification of the Common Stock or capital reorganization of the Company,
(ii) any consolidation, merger or other business combination of the Company with another entity or (iii) any sale, lease or transfer of all or substantially all of the assets of the Company, the holder of each of the outstanding Warrants will have the right, upon subsequent exercise of a Warrant, to purchase the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, consolidation, merger, sale, lease or transfer by a holder of the number of shares of Common Stock that would have been received upon the exercise of such Warrant immediately prior thereto. The Warrants do not confer upon the holder any voting or preemptive rights, or any other rights as a stockholder of the Company.

     Holders who offer and sell the shares of Common Stock acquired upon exercise of the Warrants and any broker-dealer through whom such holder sells shares may be deemed to be underwriters within the meaning of the Securities Act. The Company will receive none of the proceeds from any such sales. There presently are no arrangements or understandings, formal or informal, pertaining to the distribution of the Shares.

     The Common Stock is quoted on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "AVY".


                                 LEGAL OPINION

     The validity of the Common Stock will be passed upon for the Company by Latham & Watkins.


                                    EXPERTS

     The consolidated balance sheet of the Company as of December 30, 1995 and December 31, 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 30, 1995, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report, which includes an explanatory paragraph regarding the Company's adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", SFAS No. 109, "Accounting for Income Taxes" and SFAS No. 112, "Employers' Accounting for Postemployment Benefits" during 1993, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

===============================================================================

          NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              -------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                                  PROSPECTUS
Available Information....................................................    2
Incorporation of Certain Documents by Reference..........................    2
The Company..............................................................    3
Use of Proceeds..........................................................    3
Plan of Distribution.....................................................    3
Legal Opinion............................................................    4
Experts..................................................................    4

===============================================================================

===============================================================================

                                767,200 SHARES





                        AVERY DENNISON CORPORATION





                                 COMMON STOCK



                              -------------------

                                  PROSPECTUS

                              -------------------


===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Securities and Exchange Commission filing fee...   $ 8,326
Printing and engraving fees and expenses........    15,000
Warrant Agent fees and expenses.................     6,000
Legal fees and expenses.........................    20,000
Accounting fees and expenses....................     2,000
Miscellaneous other expenses....................       674
                                                   -------
       Total....................................   $52,000
                                                   =======

-------
* All expenses are estimates except the Securities and Exchange Commission filing fee.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any proceedings, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. Article VI of the Registrant's Bylaws requires indemnification of the Registrant's officers and directors to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant maintains insurance covering certain liabilities of the directors and officers of the Registrant and its subsidiaries. The Registrant has also entered into contractual arrangements with its directors and officers pursuant to which such persons may be entitled to indemnity from the Registrant against certain liabilities arising from the discharge of their duties in such capacities.

ITEM 16.  EXHIBITS.

  4.1   Restated Articles of Incorporation (incorporated by reference to Proxy Statement dated
        February 28, 1977 for Annual Meeting of Stockholders March 30, 1977; located in File
        No. 0-225 at Securities and Exchange Commission, 450 5th St., N.W., Washington, D.C.)
4.1.1   Amendment to Certificate of Incorporation, filed April 10, 1984 with Office of Delaware
        Secretary of State (incorporated by reference to 1983 Annual Report on Form 10-K)
4.1.2   Amendment to Certificate of Incorporation, filed April 11, 1985 with Office of Delaware
        Secretary of State (incorporated by reference to 1984 Annual Report on Form 10-K)
4.1.3   Amendment to Certificate of Incorporation filed April 6, 1987 with Office of Delaware
        Secretary of State (incorporated by reference to 1986 Annual Report on Form 10-K)
4.1.4   Amendment to Certificate of Incorporation filed October 17, 1990 with Office of
        Delaware Secretary of State (incorporated by reference to Current Report on Form 8-K filed October 31, 1990)
  4.2   By-laws, as amended
  4.3   Warrant Agreement, dated as of February 27, 1985, between Dennison Manufacturing
        Company and First Chicago S.A., as Warrant Agent.
  4.4   Supplemental Warrant Agreement, dated as of November 28, 1990, between Dennison
        Manufacturing Company and First Chicago S.A., as Warrant Agent.
  4.5   Rights Agreement dated as of June 30, 1988 (incorporated by reference to Exhibit 1 to
        Avery Dennison's Current Report on Form 8-K filed July 9, 1988).
    5   Opinion of Counsel to the Company re:  legality.
 23.1   Consent of Counsel to the Company (included in Exhibit 5).
 23.2   Consent of Coopers & Lybrand L.L.P. (see Page II-5).
   24   Power of Attorney (included in the signature page of this Registration Statement).

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on January 3, 1997.


                                 AVERY DENNISON CORPORATION



                                 By     /s/ R. Gregory Jenkins
                                    ------------------------------
                                           R. Gregory Jenkins
                                    Senior Vice President, Finance
                                         Chief Financial Officer


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Charles D. Miller, Philip M. Neal and R. Gregory Jenkins, or any of them, as attorney-in-fact, with full power of substitution, to sign on his or her behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.

         Signatures                           TITLE                        DATE
         ----------                           -----                        ----
/s/ Charles D. Miller           Chairman and Chief Executive          January 3, 1997
-----------------------------   Officer; Director
    Charles D. Miller


/s/ Philip M. Neal              President and Chief Operating         January 3, 1997
-----------------------------   Officer; Director
    Philip M. Neal


/s/ R. Gregory Jenkins          Senior Vice President, Finance and    January 3, 1997
-----------------------------   Chief Financial Officer (Principal
    R. Gregory Jenkins          Financial Officer)


/s/ Thomas E. Miller            Vice President and Controller         January 3, 1997
-----------------------------   (Principal Accounting Officer)
    Thomas E. Miller


/s/ Dwight L. Allison, Jr.      Director                              January 3, 1997
-----------------------------
    Dwight L. Allison, Jr.


/s/ John C. Argue               Director                              January 3, 1997
-----------------------------
    John C. Argue

         Signatures                           TITLE                        DATE
         ----------                           -----                        ----

/s/ Joan T. Bok                 Director                              January 3, 1997
-----------------------------
    Joan T. Bok


/s/ Frank V. Cahouet            Director                              January 3, 1997
-----------------------------
    Frank V. Cahouet


/s/ Richard M. Ferry            Director                              January 3, 1997
-----------------------------
    Richard M. Ferry


/s/ Peter W. Mullin             Director                              January 3, 1997
-----------------------------
    Peter W. Mullin


/s/ Sidney R. Petersen          Director                              January 3, 1997
-----------------------------
    Sidney R. Petersen


/s/ John B. Slaughter           Director                              January 3, 1997
-----------------------------
    John B. Slaughter

                                      S-2